EMPLOYMENT AGREEMENT


THIS EMPLOYMENT AGREEMENT dated as of January 1, 2001 is by and between EarthNetMedia, Incorporated a Nevada corporation, 222 Amalfi Drive, Santa Monica, CA 90402 (the "Company") and Alie Chang, an individual presently residing at 222 Amalfi Dr. Santa Monica, California (the "Employee").


RECITALS:

     A. The Employee is critical to the long-term viability and success of the Company.

     B. The Employee desires to be employed by the Company and the Company desires to retain the Employee on the terms and conditions set forth herein.

AGREEMENTS:

      The parties hereto, in consideration of the covenants and agreements set forth herein and other good and valuable consideration, agree as follows:

       1.DEFINITIONS. For purposes of this Agreement, the following terms shall have the meaning indicated:

       1.1 Board means the Board of Directors of the Company or any successor thereof.

       1.2 Company means EarthNetMedia, Incorporated or any successor entity.

       1.3 Effective Date means the date of execution of this Agreement, namely, January 1, 2001.

       1.4 Proprietary Information means all information used by the Company in the conduct of its business, including patented and unpatented information, processes, plans, procedures, trade secrets, specifications, computer software programs, pricing information, drawings, sketches, customer lists, statistical information and any and all other materials, tangible or intangible which contain information used by or useful to the Company, and includes any information developed by the Employee (i) at the direction of the Company, (ii) out of or as an extension of existing Proprietary Information, or (iii) using resources, such as materials or tools, existing technology, patents and licenses belonging to the Company.

       1.5 Termination For Cause means the termination of employment of the Employee by the Board because of the Employee's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, unintentional failure to perform stated duties which failure is not cured within ten (10) days after receipt of written notice from the Company specifying the failure to perform, willful violation of any material law, rule or regulation resulting in the Company's


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detriment or reflecting upon the Company's integrity (other than traffic infractions or similar minor offenses) or a material breach by the Employee of the terms of this Agreement and failure to cure such breach within ten (10) days after receipt of written notice from the Company specifying the nature of such breach or to pay compensation to the Company deemed reasonable by the Company if the breach cannot be cured.

       1.6 Total and Permanent Disability means any condition affecting the Employee that prevents the performance of the essential job functions and which is expected to be of long continued and indefinite duration which has caused the Employee's absence from service for not less than sixty (60) days, whether the Employee is given or not given reasonable accommodation to perform the requirements of the job.

       2. EMPLOYMENT. The Company hereby retains and employs the Employee to serve in the capacity that the Company deems best suited to the Employee's skills and abilities. The Employee accepts such employment on the terms and conditions set forth herein.

          2.1 TERM. The Term of this Agreement shall commence on the Effective Date and shall end on the close of business on December 31, 2006, at which date both parties, the employer and the employee shall review, and at the agreement of both parties in writing may continue this contract under the same terms, unless terminated in accordance with provisions of Section 3 hereof. On and after the fifth anniversary of the Effective Date, the Term hereof shall be extended automatically for an additional one (1) year on each anniversary date hereof, unless prior to thirty (30) days of each such anniversary date the Board decides to modify the term of or to terminate this Agreement.

          2.2 DUTIES AND RESPONSIBILITIES. The Employee's initial corporate title shall be President and Chief Executive Officer and the Employee's duties shall include, but not be limited to the responsibility for the overall management and financial health of the organization.. The Employee shall serve in such other capacities and have such additional titles and authorities with respect to the Company as the Company may from time to time reasonably prescribe. During the Term of this Agreement, the Employee shall devote substantially her entire work time, attention, and energies to the business of the Company. However, nothing in this Section 2.2 and subject to the covenants recited in Section 4.1 precludes the Employee owning other businesses, including business already owned by the Employee, so long as the ownership of those businesses does not unreasonably interfere with the Employee's performance of his duties under this Agreement.

          2.3 LOCATION. The Employee primarily will perform the Employee's job duties at the offices of EarthNetMedia.

          2.4   COMPENSATION.

               2.4.1 Base Salary. Subject to the further provisions of this Agreement, the Company agrees to pay to the Employee a monthly salary of fifteen thousand ($15,000) dollars payable no less frequently than on a bi-monthly basis, with such increases as shall be made from time to time in accordance with the Company's regular salary administrative practices as applied to the


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Company's key employees. The base salary of the Employee shall not be decreased at any time during the term of this Agreement from the amount in effect from time to time.
               2.4.2 STOCK OPTION. Upon execution of this Agreement, the Company will issue to the Employee stock options based upon performance and to be decided from time to time by the board of directors. The Options may be exercised only by delivery to the Company of a written notice of exercise signed by the Employee together with payment in full for which the Option is exercised. The payment price will be a 15% discount from the fair market value of the stock. The fair market value of the stock will be the mean of the market value the prior thirty days period.

               2.4.3 FRINGE BENEFITS. The Employee shall be entitled to participate in any fringe benefits which are now or may hereafter become applicable to the Company's employees and any other benefits which are commensurate with the duties and responsibilities to be performed by the Employee under this Agreement; including, but not limited to, reimbursement for reasonable business expenses accounted for in accordance with applicable governmental regulations; life, long term disability and accident insurance plans; employee saving and investment plans, stock option or purchase plans; and medical, dental and hospitalization insurance plans; and such other prerequisites as the Company may, from time to time and in its sole discretion, make available generally to employees of similar rank without any material reduction in such fringe benefits as in effect on the Effective Date hereof. The Employee shall be entitled to ten (10) working days personal time off days (vacation) during the first year of employment and fifteen (15) working days personal time off days (vacation) thereafter for each year of employment which she shall earn in arrears.

               2.4.4 PARTICIPATION IN RETIREMENT AND BENEFIT PLANS. the Employee shall be entitled to participate in any retirement, pension, thrift or other retirement plan that the Company has adopted or may adopt for the benefit of its key employees.

       3. TERMINATION. The Employee's employment under this Agreement shall terminate upon the occurrence of any one of the following events:

          3.1 TOTAL AND PERMANENT DISABILITY. In the event the Employee suffers Total and Permanent Disability, the Company may terminate the Employee's employment. Upon termination by reason of Total and Permanent Disability the Company shall pay to the Employee such benefits as may be provided to key employees of the Company under any Company provided disability insurance or similar policy or under any Company adopted disability plan and in the absence of any such policy or plan shall continue to pay to the Employee for a period of not less than two (2) months the Compensation then in effect as of the effective date of the Employee's termination. The Employee agrees, in the event of any dispute under this Section 3 as to the existence of Total and Permanent Disability to submit to a physical examination by a licensed physician selected by the Company, the cost of such examination to be paid by the Company, and the decision as to the Employee's disability shall be conclusive and binding upon the Company and the Employee. Nothing contained herein shall be construed to affect the Employee's rights under any disability insurance or similar policy, whether maintained by the Company. The Employee or another party.


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          3.2 DEATH. In the event of the death of the Employee this Agreement shall terminate and, all obligations of the Company hereunder shall be extinguished as of the date of the Employee's death. Nothing contained herein shall be construed to affect any rights of the Employee's estate under any life insurance or similar policy, whether owned by the Company, the Employee or any third party.

          3.3 TERMINATION FOR CAUSE. The Company may effect a Termination For Cause of the Employee. The Company shall have no further obligation to pay Compensation hereunder after the date of Termination for Cause.

          3.4 TERMINATION WITHOUT CAUSE. If the Company terminates the Employee without cause, at the time of termination the Employee shall receive a payment equal to 25% of the compensation that would be paid to the Employee under the remaining Term of this Agreement.

          3.5 TERMINATION BY THE EMPLOYEE. The Employee may terminate his employment hereunder at any time. The Company shall have no further obligation to pay Compensation after termination by the Employee, provided, however, that the Employee shall be entitled to payments for periods or partial periods that occurred prior to the date of termination and for which the Employee has not yet been paid.

       4. COVENANT NOT TO COMPETE AND CONFIDENTIALITY.

          4.1 COVENANT NOT TO COMPETE. The Employee agrees that during the term of his employment hereunder, he shall not perform services anywhere within the United States or China in any business which sells or otherwise deals with products or services similar to or competitive with those developed by or offered by or in the process of development by or sold by the Company during the term of his employment hereunder. However, in the event, the Employee leaves his employment prior to sixty (60) months after the date of execution of this Agreement, the prohibition enunciated in the first sentence of this Section 4.1 is applicable. This non-competition covenant shall include all forms of competition, direct or indirect, including competition as an employee, proprietor, shareholder, member, officer, director, consultant, trustee, independent contractor or in any other capacity. The parties acknowledge that the geographic area of this covenant is reasonable in view of the highly specialized and narrow scope of the present and proposed business of the Company and the consequent ability of the Employee to work in non-competitive areas. Nothing in this Section 4.1 shall be deemed to prohibit the Employee from purchasing less than five percent (5%) of the outstanding shares of any company whose shares are traded on a national exchange and which, at the time of purchase, is not engaged in competition with the Company or any of its affiliates or subsidiaries.

          4.2 CONFIDENTIAL INFORMATION. The Employee agrees that all Proprietary Information is the sole and exclusive property of the Company and that he will not, during the term of his employment or any time after the termination of his employment, disclose any Proprietary Information to any third party or use any Proprietary Information in any way to compete with or to act in any way adverse to the Company, except with the prior written consent of the Company. The Employee acknowledges that he has and will have access to Proprietary Information of the Company


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throughout the term of this Agreement and that part of his work assignment may involve the development of Proprietary Information. Any such Proprietary Information, regardless of whether the Employee alone or with others developed any such Proprietary Information, shall be and shall remain the property of the Company. During the term of this Agreement and after termination of employment, the Employee shall not, either voluntarily or involuntarily, on either his own account, as a member of a firm, or on behalf of another employer or otherwise, directly or indirectly use or reveal to any person, partnership, corporation or association any trade secret or confidential information of the Company. Such trade secrets shall include, but shall not be limited to, software formulas, programs, procedures, patents, codes, algorithms, devices, secret inventions, processes, business plans, marketing plans or programs, any non-public financial information, including but not limited to financial information, forecasts and statistics, contacts, customer lists, compensation arrangements and business opportunities. The Employee will not make available to any person, partnership, corporation or association, or retain after termination of employment, any Company policy manuals, statistical information or other data related to nonprofit corporations, printed materials, programs, formulas, algorithms, files, records, drawings or computer disc containing information related to the Company or to any subsidiaries or affiliate of the Company.

          4.1 INVENTION RIGHTS. The Employee hereby agrees to assign any and all rights to any Proprietary Information, discovery, idea, computer program, invention or inventive improvement (whether patentable or not), design, drawing, sketch, specification, or other things conceived of or reduced to practice during employment with the Company which relate to the Company's business, or which are conceived of or reduced to practice after termination of employment which make use of any of the foregoing. The Employee further agrees to execute (without further consideration) any documents in furtherance of perfecting the Company's rights in the foregoing, including documents transferring patent, copyright, trademark, trade secret or other rights. In instances where any doubt exists in the Employee's mind as to whether anything developed by the Employee falls within the foregoing categories, the Employee agrees to request a written statement from the Company regarding the same.

          4.2 DISCLOSURE OF INFORMATION. The Employee agrees to promptly disclose in writing to the Company any discovery, idea, computer program, invention or inventive improvement (whether patentable or not), design, drawing, sketch, specification or other things conceived of or reduced to practice during employment with the Company which relate to the Company's business or which are conceived of or reduced to practice after termination of employment which make use of any of the foregoing. In instances where any doubt exists in the Employee's mind as to whether anything developed by the Employee falls within the foregoing categories, the Employee agrees to request a written statement from the Company regarding the same. The Employee agrees to safeguard all the foregoing information from public disclosure, including taking any such measures as the Company may require to prevent divulgence to third parties.

          4.3 USAGE AND LICENSING RIGHT OF NAME OF ALIE CHANG. During the period of employment ENM is herewith authorized to use the name Alie Chang for promotion, advertising and product branding purposes. After the employment period has expired or is terminated, should the company wish to continue to license the name Alie Chang for promotion, advertising or new product


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branding purposes for the benefit of the company, a license agreement shall be negotiated and entered into.

          4.4 INJUNCTIVE RELIEF. The Employee acknowledges that the restrictions contained in this Section 4 are a reasonable and necessary protection of the immediate interests of the Company and that any violation of these restrictions would cause substantial injury to the Company. In the event of a breach or threatened breach by the Employee of these restrictions, the Company shall be entitled to apply to any court of competent jurisdiction for an injunction restraining the Employee from such breach or threatened beach; provided however, that the right to apply for an injunction shall not be construed as prohibiting the Company from pursuing any other available remedies for such breach or threatened breach.

       5. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Employee, the Company and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Employee may not assign his rights hereunder without the prior written consent of the Company and may not assign his obligations hereunder. The Company may assign either its rights or obligations hereunder to any of its subsidiaries or affiliated corporation or to any successor to substantially all of the assets or business of the Company.

       6. MODIFICATION, WAIVER OR AMENDMENT. The provisions of this Agreement may not be modified amended or waived except by a written instrument executed by the Company and the Employee. The waiver of any provision of this Agreement by either party shall not constitute a waiver of any subsequent occurrences or transactions unless the waiver, by its terms, constitutes a continuing waiver.

       7. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement, its application or interpretation, other than disputes related to the covenants contained in Section 4, shall be finally settled by one or more arbitrators in accordance with the rules of the American Arbitration Association in Los Angeles County, California. Judgment may be entered on the arbitrator's award in any court having jurisdiction over this Agreement. This Agreement shall be construed and interpreted in accordance with the laws of the State of California. The prevailing part shall be entitled to recover its fees and expenses (including reasonable attorney's fees) of the arbitration proceeding from the non-prevailing party in that proceeding.


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       8. MISCELLANEOUS.

          8.1 ENTIRE AGREEMENT. This Agreement including the documents and instruments referred to herein, rescinds and supersedes any other agreement and contains the entire agreement and understanding between the parties relative to the employment of the Employee, there being no terms, conditions, warranties, or representations other than those contained or referred to herein, and no amendment hereto shall be valid unless made in writing and signed by both of the parties hereto.

          8.2 GOVERNING LAW. This Agreement shall be governed by, enforced, interpreted and construed in accordance with the internal substantive laws of the State of California as applied to residents of California without regard to conflicts or choice of law principles.

          8.3 SEVERABILITY. In the event that any provisions herein shall be legally unenforceable, the remaining provisions nevertheless shall be carried into effect.

          8.4 ATTORNEYS' FEES. In the event of any litigation between the parties hereto, (as permitted by Section 7 hereof) arising out of the terms, conditions and obligations expressed in this Agreement, the prevailing party in such litigation shall be entitled to recover reasonable attorneys' fees incurred in connection therewith.

          8.5 NOTICES. All notices required or permitted to be given hereunder shall be deemed given if in writing and delivered personally or sent by telex, telegram, telecopy, or forwarded by prepaid registered or certified mail (return receipt requested) to the party or parties at the following addresses (are at such other addresses as shall be specified by like notices), and any notice, however given, shall be effective when received:


       TO THE EMPLOYEE:     ALIE CHANG
                            222 Amalfi Drive
                            Santa Monica, CA 90402


       TO THE COMPANY:      Mr. Felizian Paul, Chairman of the Board
                            EarthNetMedia, Inc.
                            222 Amalfi Drive
                            Santa Monica, CA 90402

            8.6 WAIVER. The waiver by any party of a breach of any provision of this agreement by the other shall not operate or be construed as a waiver of any subsequent breach of the same provision or any other provision of this Agreement.


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            8.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            8.8 HEADINGS. The subject headings to the sections in this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

           8.9 SURVIVORSHIP. The provisions of Sections 3.1, 4.1, 4.2, 4.2.1, 4.2.2, 4.3, and 7 shall continue and shall survive the termination of the Agreement.


      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first hereinabove written.



                   EARTHNETMEDIA, INCORPORATED
                      A Nevada corporation


                      -----------------------------
                     Felizian Paul, Chairman of the Board




                      EMPLOYEE



                     ---------------------------
                                      Alie Chang